As filed with the Securities and Exchange Commission on March 4, 2009
Registration No. 333−____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM S−8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________

CKE RESTAURANTS, INC.
(Exact name of registrant as specified in its charter)
______________________

Delaware	33-0602639
(State of Incorporation)	(I.R.S. Employer Identification No.)

6307 Carpinteria Avenue, Suite A, Carpinteria, California  93013
(Address of principal executive offices)
______________________

AMENDED AND RESTATED 1994 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)
______________________

Andrew F. Puzder
Chief Executive Officer
6307 Carpinteria Avenue, Suite A,
Carpinteria, California  93013
(805) 745-7500
(Name, address, including zip code, and telephone number, including area code, of agent for service)
______________________

Copies to:

C. Craig Carlson, Esq.
Stradling Yocca Carlson & Rauth
660 Newport Center Drive, Suite 1600
Newport Beach, California  92660
(949) 725-4000
______________________

Indicate by check mark whether the registrant is a large accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer __                                                                Accelerated filer                                           X
Non-accelerated filer __                                                                Smaller reporting company __
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, $0.01 par value	1,500,000 shares	$6.95	$10,425,000	$409.70

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), also registered hereunder are an indeterminate number of shares which may become issuable under the CKE Restaurants, Inc. Amended and Restated 1994 Employee Stock Purchase Plan, as such may be amended from time to time (the “Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.

(2)
This amount represents the additional shares of Common Stock eligible to be issued under the Plan.  An aggregate of 3,907,500 shares of Common Stock available for issuance under the Plan have previously been registered.  Of this amount, 907,000 shares of Common Stock were registered on a registration statement on Form S-8 filed on November 3, 1994 (Registration No. 33-56313), 2,000,000 shares of Common Stock were registered on a registration statement on Form S-8 filed on May 2, 2003 (Registration No. 333-104957), and 1,000,500 shares of Common Stock were registered on a registration statement on Form S-8 filed on July 18, 2005 (Registration No. 333-126681).

(3)
In accordance with Rule 457(h) of the Securities Act, the aggregate offering price for shares of Common Stock registered hereby is estimated, solely for purposes of calculating the registration fee, on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c) of the Securities Act, using the average of the high and low prices reported by the New York Stock Exchange on February 26, 2009, which was $6.95 per share.

EXPLANATORY NOTE

This registration statement (the ‘Registration Statement”) has been prepared in accordance with General Instruction E to Form S-8 and relates to an increase of 1,500,000 shares of common stock, par value $0.01 per share (the “Common Stock”) of CKE Restaurants, Inc. (the “Registrant”) available for issuance under the Amended and Restated CKE Restaurants, Inc. 1994 Employee Stock Purchase Plan (the “Plan”).

On February 26, 2009, the Board of Directors of the Registrant approved and adopted the Plan, which, among other things, increases the number of shares of Common Stock available for issuance under the Plan from 3,907,500 to 5,407,500.

Each of the 3,907,500 shares of Common Stock previously made available for issuance under the Plan have been registered with the Securities and Exchange Commission (the “SEC”) as follows:  907,000 shares of Common Stock (adjusted to reflect the Registrant’s stock split on January 22, 1997 and the Registrant’s ten percent stock dividends on February 4, 1998 and January 11, 1999, respectively) registered on a registration statement on Form S-8 filed on November 3, 1994 (Registration No. 33-56313), 2,000,000 shares of Common Stock registered on a registration statement on Form S-8 filed on May 2, 2003 (Registration No. 333-104957), and 1,000,500 shares of Common Stock registered on a registration statement on Form S-8 filed on July 18, 2005 (Registration No. 333-126681).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

As permitted by the rules of the SEC, this Registration Statement omits the information specified in Part I (Items 1 and 2) of Form S-8.  The documents containing the information specified in Part I will be delivered to the participants in the Plan as required by Rule 428(b) under the Securities Act of 1933, as amended (the “Securities Act”).  Such documents are not being filed with the SEC as part of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 28, 2008, filed with the SEC on March 26, 2008;

(b)
The Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended May 19, 2008, August 11, 2008 and November 3, 2008, filed with the SEC on June 25, 2008, September 17, 2008 and December 10, 2008, respectively;

(c)
The Registrant’s Current Reports on Form 8-K, filed with the SEC on February 7, 2008, March 13, 2008, March 28, 2008, March 31, 2008, April 25, 2008, June 2, 2008, June 30, 2008, July 24, 2008, August 21, 2008, September 9, 2008, September 19, 2008, October 3, 2008, November 17, 2008, December 15, 2008, December 22, 2008, January 5, 2009, January 9, 2009, and February 6, 2009 (other than the Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K); and

(d)
The description of the Common Stock, contained in the Registrant’s registration statement on Form 8-A12B filed on April 8, 1994, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions.  For the purposes of this Registration Statement, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this Registration Statement modifies or supersedes a statement in such document.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

The Registrant’s certificate of incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director.  The Registrant’s bylaws provide that the Registrant shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by Delaware law.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person made a party to an action (other than an action by or in the right of the corporation) by reason of the fact that he or she was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action (other than an action by or in the right of the corporation), has no reasonable cause to believe his or her conduct was unlawful.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

The following exhibits are filed as part of this Registration Statement:

Number                                Description

3.1	Certificate of Incorporation of the Registrant, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form S-4 Registrant Statement Number 33-52523.

3.2
Certificate of Amendment of Certificate of Incorporation, as filed with the Delaware Secretary of State on December 9, 1997, incorporated herein by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 26, 1998.

3.3
Bylaws of the Registrant, as amended through September 4, 2008, incorporated herein by reference to Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 11, 2008.

4.1
Rights Agreement, dated as of January 5, 2009, by and between the Registrant and Mellon Investor Services LLC, as Rights Agent (including the Form of Certificate of Designation of Series A Junior Participating Preferred Stock attached thereto as Exhibit A, the Form of Rights Certificate attached thereto as Exhibit B, and the Summary of Rights to Purchase Preferred Stock attached thereto as Exhibit C), incorporated herein by reference to Exhibit 4.1 of Form 8-A filed with the SEC on January 5, 2009.

4.2	Certificate of Designation of Series A Junior Participating Preferred Stock (included in Exhibit 4.1).

5.1	Opinion of Stradling Yocca Carlson & Rauth.

23.1	Consent of KPMG LLP, independent registered public accounting firm.

23.2	Consent of Stradling Yocca Carlson & Rauth (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page).

Item 9.  Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carpinteria, State of California, on the 4th day of March, 2009.

CKE RESTAURANTS, INC.

By:	/s/ Theodore Abajian
Theodore Abajian
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of CKE Restaurants, Inc., do hereby make, constitute and appoint Andrew F. Puzder and Theodore Abajian, and each of them acting individually, our true and lawful attorneys-in-fact and agents, with power to act without any other and with full power of substitution, to do any and all acts and things in our name and behalf in our capacities as directors and officers, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any related Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Andrew F. Puzder Andrew F. Puzder	Chief Executive Officer and Director (Principal Executive Officer)	March 4, 2009
/s/ Theodore Abajian Theodore Abajian	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 4, 2009
/s/ Reese Stewart Reese Stewart	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	March 4, 2009
/s/ Byron Allumbaugh Byron Allumbaugh	Chairman of the Board	March 4, 2009
/s/ Peter Churm Peter Churm	Director	March 4, 2009
/s/ Matthew Goldfarb Matthew Goldfarb	Director	March 4, 2009
/s/ Carl L. Karcher Carl L. Karcher	Director	March 4, 2009
Signature	Title	Date
/s/Janet E. Kerr Janet E. Kerr	Director	March 4, 2009
/s/ Daniel D. Lane Daniel D. (Ron) Lane	Director	March 4, 2009
/s/ Daniel E. Ponder, Jr. Daniel E. Ponder, Jr.	Director	March 4, 2009
/s/ Jerold H. Rubinstein Jerold H. Rubinstein	Director	March 4, 2009
/s/ Frank P. Willey Frank P. Willey	Director	March 4, 2009

EXHIBIT INDEX

Number                                Description

3.1	Certificate of Incorporation of the Registrant, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form S-4 Registrant Statement Number 33-52523.

3.2
Certificate of Amendment of Certificate of Incorporation, as filed with the Delaware Secretary of State on December 9, 1997, incorporated herein by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 26, 1998.

3.3
Bylaws of the Registrant, as amended through September 4, 2008, incorporated herein by reference to Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 11, 2008.

4.1
Rights Agreement, dated as of January 5, 2009, by and between the Registrant and Mellon Investor Services LLC, as Rights Agent (including the Form of Certificate of Designation of Series A Junior Participating Preferred Stock attached thereto as Exhibit A, the Form of Rights Certificate attached thereto as Exhibit B, and the Summary of Rights to Purchase Preferred Stock attached thereto as Exhibit C), incorporated herein by reference to Exhibit 4.1 of Form 8-A filed with the SEC on January 5, 2009.

4.2	Certificate of Designation of Series A Junior Participating Preferred Stock (included in Exhibit 4.1).

5.1	Opinion of Stradling Yocca Carlson & Rauth.

23.1	Consent of KPMG LLP, independent registered public accounting firm.

23.2	Consent of Stradling Yocca Carlson & Rauth (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page).